                                                                     EXHIBIT 3.2

[THESE AMENDED AND RESTATED BYLAWS WERE ADOPTED BY THE BOARD OF DIRECTORS ON AUGUST 8, 2000, AND APPROVED BY THE HOLDERS OF THE CORPORATION'S COMMON STOCK, SERIES A CONVERTIBLE PREFERRED STOCK, SERIES B CONVERTIBLE PREFERRED STOCK, SERIES D CONVERTIBLE PREFERRED STOCK AND SERIES E CONVERTIBLE PREFERRED STOCK ON SEPTEMBER 19, 2000, SUBJECT TO THE COMPLETION OF THE CORPORATION'S INITIAL PUBLIC OFFERING. UNTIL THE COMPLETION OF THE INITIAL PUBLIC OFFERING, THE CURRENT BYLAWS OF THE CORPORATION SHALL REMAIN IN FULL FORCE AND EFFECT.]

                           AMENDED AND RESTATED BYLAWS
                                       OF

                                VIEWLOCITY, INC.
                            (A DELAWARE CORPORATION)

         The following are the Bylaws ("BYLAWS") of VIEWLOCITY, INC., a Delaware corporation (the "CORPORATION"), effective as of ___________, 2000:

                                   ARTICLE I.

                                    OFFICES

         Section 1.1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at 3475 Piedmont Road, Suite 1700, Atlanta, Georgia 30305 or at such other place as may be designated from time to time by the Chairman of the Board or the Board of Directors of the Corporation (the "Board of Directors").

         Section 1.2. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         Section 2.1. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held at a date and at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.3 hereof and any other proper business may be transacted.

         Section 2.2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may only be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The term "voting stock" as used in these Bylaws shall have the meaning set forth in
Section 203(c) of the Delaware General Corporation Law.

         Section 2.3. PLACE OF MEETINGS. Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board, the Chief Executive Officer or the President. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

         Section 2.4. NOTICE OF MEETINGS. Written notice of each annual or special meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to stockholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

         Section 2.5. CONDUCT OF MEETINGS. All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be the Chairman of the Board. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

         Section 2.6. QUORUM. At any meeting of stockholders of the Corporation, the presence, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; PROVIDED, HOWEVER, that this Section 2.6 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation, as amended or restated from time to time (the "CERTIFICATE"), for the vote necessary for the adoption of any measure governed thereby.

         In the absence of a quorum, either the Chairman of the Board or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.7. VOTES REQUIRED. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting of stockholders of the Corporation, at which a quorum is present and entitled to vote on the subject matter, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except that the election of directors shall be by plurality vote, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Certificate.

         Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class or series, shall be entitled to one (l) vote on each matter submitted to a vote at a meeting of stockholders.

         Section 2.8. PROXIES. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or electronic transmission, on terms satisfactory to the Corporation) by the stockholder himself or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless the

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proxy provides for a longer period. Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

         Section 2.9. ACTION BY WRITTEN CONSENT. The stockholders of the Corporation may not take action by written consent without a meeting, but must take any such actions at a duly called annual or special meeting in accordance with these Bylaws and the Certificate.

         Section 2.10. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make (or cause to be prepared and made), at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

         Section 2.11. INSPECTOR OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint an Inspector of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspector is not so appointed or fail or refuses to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder's proxy, shall) make such an appointment. No such Inspector need be a stockholder of the Corporation.

         Subject to any provisions of the Certificate of Incorporation, the Inspector of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; he shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, he shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request, the Inspector shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

         Section 2.12. NOTICE OF STOCKHOLDER ACTION. Any stockholder proposal or nomination for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation, in accordance with Securities and Exchange Commission Rule 14a-8(e), not less than 120 calendar days prior to the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous years' annual meeting of stockholders, except that if no annual meeting of stockholders was held in the previous year, or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous years' proxy statement, the notice shall be received at the principal executive offices of the Corporation not less than 150 calendar days prior to the date of the annual meeting. Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment or the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (i) the name and record address of the stockholder, and
(ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

                                  ARTICLE III.

                                   DIRECTORS

         Section 3.1. POWERS. The business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors. The Board of Directors shall exercise all the powers of the Corporation, except those that are conferred upon or reserved to the stockholders by statute, the Certificate or these Bylaws.

         Section 3.2. NUMBER. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three.

         Section 3.3. ELECTION AND TERM OF OFFICE. Each director shall serve until his successor is elected and qualified or until his death, resignation or removal, no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors elected in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

         Section 3.4. ELECTION OF CHAIRMAN OF THE BOARD. At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

         Section 3.5. REMOVAL. Any director may be removed from office only for cause.

         Section 3.6. VACANCIES AND ADDITIONAL DIRECTORSHIPS. Unless otherwise provided in the Certificate, vacancies in the Board of Directors resulting from death, resignation, disqualification, removal, increase in the number of directorships as provided in Section 3.2 above or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier removal, death or resignation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Unless otherwise provided in the Certificate, new members of the Board of Directors shall be nominated by the Chairman of the Board and approved by the Board of Directors.

         Section 3.7. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board. Special meetings of the board may be called by the Chairman of the Board, the Chief Executive Officer or the President on twenty-four (24) hours' notice to each director by phone, fax or electronic mail; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or Secretary in like manner and on like notice on the written request of the sole director.

         Section 3.8. QUORUM. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business, except that if the Board of Directors consists of one (1) director, then the one director shall constitute a quorum.

         In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 3.9. VOTES REQUIRED. Except as otherwise provided by applicable law or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

         Section 3.10. PLACE AND CONDUCT OF MEETINGS.

         Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows: The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made: (a) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation's principal executive office, as the directors calling the meeting shall designate; and (b) any other meeting shall be held at such location, within the county of the Corporation's principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be the Chairman of the Board, or, in his absence, a person designated by the Board of Directors. The Secretary, or, in the absence of the Secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting. Notwithstanding anything in this Section 3.10 to the contrary, unless otherwise restricted by the Certificate or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.11. FEES AND COMPENSATION. Directors shall be paid such compensation as may be fixed from time to time by resolution of the Board of
Directors: (a) for their usual and contemplated services as directors; (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff; and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section
3.11. Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

         Section 3.12. COMMITTEES OF THE BOARD OF DIRECTORS. To the full extent permitted by applicable law, the Board of Directors may from time to time establish committees, including, but not limited to, the committees set forth in subsections (a) and (b) of this Section 3.12, standing or special committees and an executive committee, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. The Chairman of the Board, in conjunction with the several committee chairmen, if any, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors. The provisions of Sections 3.7, 3.8, 3.9 and 3.10 of these Bylaws shall apply to any such Committee of the Board of Directors.

                  (a) AUDIT COMMITTEE. The Audit Committee shall consist of at least two non-employee directors appointed by a majority of the whole Board of Directors and is authorized and directed to take all action necessary to safeguard corporate assets, maintain proper accounting records, direct and monitor the internal audit function, nominate an external auditor, and review the scope and quality of the annual statutory audit. The Audit Committee shall present an annual report to the Corporation's Board of Directors detailing any deficiencies or problems in the financial reporting of the Corporation for the past fiscal year. The Audit Committee shall also annually present to the Board of Directors a plan for the current fiscal year which corrects any problem areas or deficiencies the Corporation discovered during the prior fiscal year, details any planned amendments to the internal audit function, and reviews the effectiveness of the external auditor. The Audit Committee shall also perform any investigation or review of the financial reporting of the Corporation that the Board of Directors instructs it to undertake from time to time and upon completion of such investigation or review, deliver a report to the Board of Directors detailing the Audit Committee's findings.

                  (b) COMPENSATION COMMITTEE. The Compensation Committee shall consist of at least two non-employee directors appointed by the whole Board and is authorized and directed to take any and all action necessary to set compensation for the Corporation's executive officers, to review officer compensation plans and benefit programs, monitor and motivate officer performance, and based on an annual review of executive compensation programs and policies of the Corporation's competitors and select other companies who compete in a labor market for the Corporation's officers, modify or adjust the officer compensation or benefit plans so as to retain and attract the leadership talent necessary to successfully maintain and grow the Corporation's business. In connection with its duties and obligations, the Compensation Committee shall receive recommendations from the Corporation's Chief Executive Officer concerning the Corporation's executive officers (other than the Chief Executive Officer) and may also regularly solicit compensation program design/practice data from various compensation consultants. The Compensation Committee may use this information and any other information it gathers when it establishes compensation for Corporation's executive officers. Unless the Board of Directors establishes a separate committee to govern the administration of the Corporation's stock incentive plans, the Compensation Committee shall govern the foregoing activities.

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

                                   ARTICLE IV.

                                    OFFICERS

         Section 4.1. DESIGNATION, ELECTION AND TERM OF OFFICE. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, such Executive Vice Presidents as the Board of Directors deems appropriate, a Secretary and such other officers as the Board of Directors may deem appropriate. These officers shall be elected annually by the Board of Directors at the organizational meeting immediately following the annual meeting of stockholders, and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected and qualified or until his earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman shall be the Chief Executive Officer of the Corporation.

         Section 4.3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the power to appoint, set compensation for and remove such vice presidents, subordinate officers and agents as the business of the Corporation may require, other than those actually appointed or elected by the directors, shall have general management of the business of the Corporation, and shall perform all other duties incident to the office of Chief Executive Officer and shall have such other powers and perform such other duties as may from time to time be assigned by the Board.

         Section 4.4. PRESIDENT. The President shall be the chief operating officer of the Corporation, unless the Board designates another person as chief operating officer. The President shall be responsible for the active management of the business of the Corporation, shall perform such other duties incident to the office of Chief Operating Officer, and shall have such other powers and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board of Directors. The President shall, in the absence of the Chief Executive Officer, serve with the power and authority of that office until such time as the Chief Executive Officer returns to his duties.

         Section 4.5. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such powers and perform such duties as are assigned by the Chief Executive Officer or the Board of Directors.

         Section 4.6. SECRETARY. The Secretary shall attend the meetings of the stockholders and the Board of Directors and keep minutes of those meetings in suitable books kept for that purpose. Such individual shall have custody of the stock books and stock ledgers of the Corporation, shall give, or cause to be given, all notices as are required by law, or by the Certificate of Incorporation, or by these Bylaws. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, as well as the usual duties incident to the office of Secretary. Any duty of the Secretary may be performed by the Assistant Secretary elected by the Board.

         Section 4.7. TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies, and other valuable effects, in the name and to the credit of the Corporation, in such depository as the Board of Directors or Chief Executive Officer shall designate. As directed by the Board of Directors or the Chief Executive Officer, the Treasurer shall disburse monies of the Corporation, taking proper vouchers for such disbursements and shall render to the Chief Executive Officer and the Board of Directors an account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, the Treasurer shall perform all the usual duties incident to the office of Treasurer. Any duty of the Treasurer may be performed by the Assistant Treasurer elected by the Board.

         Section 4.8. ASSISTANT OFFICERS. The Chief Executive Officer may appoint one or more assistant secretaries and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the Chief Executive Officer.

         Section 4.9. WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. In the case of absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors or any officer designated by it, or the Chairman, may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

         Section 4.10. OFFICERS HOLDING TWO OR MORE OFFICES. The same person may hold any two (2) or more of the above-mentioned offices.

         Section 4.11. COMPENSATION. The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation.

         Section 4.12. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors. The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

         Section 4.13. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any assistant officer of the Corporation may be removed, with or without cause, by the Chief Executive Officer or by the Board of Directors.

                                   ARTICLE V.

                                    NOTICES

         Section 5.1. NO PERSONAL NOTICE REQUIREMENT. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Article III, Section 3.7 (as it relates to special meetings of the Board of Directors only)), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram or facsimile.

         Section 5.2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law, or the Certificate or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VI.

                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                      EMPLOYEES AND OTHER CORPORATE AGENTS

         Section 6.1. INDEMNIFICATION. The Corporation shall, subject to the terms of the Certificate and to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director or officer made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director or officer of the Corporation or a predecessor corporation or, at the Corporation's request, a director or officer of another corporation. The indemnification provided for in this Article VI shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director or officer, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Article VI shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

         Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to a director or officer who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such director or officer, disclosure of confidential information in violation of the fiduciary or contractual obligations of such director or officer to the Corporation, or any other willful and deliberate breach in bad faith of such duty of the director or officer to the Corporation or its stockholders.

         The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

         The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee or agent of the Corporation.

         To assure indemnification under this Article VI of all directors, officers, employees and agents who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Article VI, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation,

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any plan of the Corporation which is governed by the Act of Congress entitled
"Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

         Section 6.2. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         Section 6.3.      SAVINGS CLAUSE.

         If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent described in this Article VI as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

                                  ARTICLE VII.

                                     STOCK

         Section 7.1. CERTIFICATES. Except as otherwise provided by law, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or a Vice-Chairman of the Board or the Chief Executive Officer, the President or a Vice President, together with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 7.2. TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation's transfer agent, if the Corporation has a transfer agent, or to the Corporation's registrar, if the Corporation has a registrar, or to the Secretary, if the Corporation has neither a transfer agent nor a registrar. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

         Section 7.3. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned

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

by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

         Section 7.4. STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

         Section 7.5. RECORD DATES. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty
(60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

         Section 7.6. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 7.7. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VIII.

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE IX.

                                      SEAL

         The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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                                   ARTICLE X.

                                   AMENDMENT

         These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least 66 2/3% vote of the outstanding voting stock of the Corporation. These Bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.


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